Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

SECOND quarter 2021 Results

TALLAHASSEE, FL – July 23, 2021 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and six months ended June 30, 2021. The Company reported net earnings of $2,262,000, or $0.72 per basic and diluted share, for the quarter ended June 30, 2021, compared to net earnings of $720,000, or $0.23 per basic and diluted share, for the quarter ended June 30, 2020. The Company reported net earnings of $4,496,000, or $1.44 per basic and diluted share, for the six months ended June 30, 2021, compared to net earnings of $1,436,000, or $0.45 per basic and diluted share, for the six months ended June 30, 2020.

“We are satisfied with where we are right now,” said Sammie D. Dixon, Jr., Vice Chairman, President, and CEO. “Bank deposit growth continues to be strong.  Liquidity levels are good, and, because of our disciplined credit process, nonperforming assets (NPAs) for the quarter are zero, " he continued.

"Still, challenges persist.  Media report many industries -- from hospitality to manufacturing -- find it difficult to hire and maintain skilled teams, especially in the services sector."  According to Dixon, this problem may be slowing demand for new borrowing until more Floridians return to the workforce.  “It’s not surprising some businesses are postponing investment right now and taking a wait-and-see approach."

Dixon is optimistic that, "As the ripples in the talent pool smooth out, demand on the lending side will return."

The Bank’s mortgage team has continued to deliver impressive volume through the first six months of 2021. Though the percentage of refinances to purchases has decreased, “we see quite a bit more purchase volume,” Dixon said. “Our team doubled new purchase units from 222 to 444 within the first six months of 2021 compared to  the same period in 2020. That's strong," he emphasized.

Mortgage dollar volume closely followed suit with the production of $122.9 million in the first half of 2021 compared to $79.5 million during the first half of 2020.

According to Dixon, “Given all that has happened within the last 18 months, we’re good with where we are. We continue to look for growth opportunities and are grateful for the talented team driving us forward," he said.

Second Quarter 2021 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)
	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20
Net earnings	$2,262	$2,234	$1,541	$1,481	$720
Book value per share	$20.40	$19.56	$19.32	$18.81	$18.30
Earnings per share - Basic	$0.72	$0.72	$0.50	$0.47	$0.23
Earnings per share - Diluted	$0.72	$0.71	$0.50	$0.47	$0.23
Weighted-average basic shares outstanding	3,126,197	3,123,565	3,119,058	3,117,623	3,116,307
Weighted-average diluted shares outstanding	3,139,179	3,125,249	3,119,058	3,117,680	3,116,370
Return on average assets(1)	1.24%	1.32%	0.97%	0.96%	0.47%
Return on average equity(1)	14.40	14.72	10.44	10.27	5.09
Average yield on earning assets(1)	3.40	3.77	3.84	3.66	3.59
Net interest margin(1)	3.11	3.44	3.43	3.18	3.07
Efficiency ratio(2)	53.99	52.85	60.03	51.72	56.57
Nonperforming assets/total assets(3)	-	0.11	0.19	0.25	0.33

(1) Ratio has been annualized

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include other real estate owned and loans greater than 90 days past due.

•	The Company reported net earnings above $2.2 million for a second consecutive quarter, boosted primarily by Paycheck Protection Program (PPP) activity and a credit for loan losses.
•

Adjusted pre-tax, pre-provision net earnings for the second quarter were $2.8 million. Adjusted pre-tax, pre-provision annualized returns on average assets and average common equity were 1.53% and 17.79%, respectively, for the second quarter of 2021. (These are considered non-GAAP financial measures. Please refer to "Non-GAAP Measures and Ratio Reconciliation" in the table on page 11 for more detail.)

•	Deposits have increased by $102.8 million, or 17.7%, since December 31, 2020, boosted by continued expansion of existing relationships, the addition of new clients, and to a lesser extent, due to PPP activity, all while reducing the average cost of interest-bearing deposits by 18 basis points since the fourth quarter of 2020.
•	Book value per share of $20.40 increased 11.5% year-over-year.
•	The Company expects a substantial majority of the balance of PPP loans ($54.6 million at June 30, 2021) will be forgiven by the end of 2021.
•	The Company currently has one remaining COVID-19 loan modification, totaling $411,000.
•	At quarter-end, the Company reported loans 30-89 days past due to total loans of 0.21%, compared to 0.37% in the linked quarter and 0.0% a year ago. Other asset quality metrics were strong with zero nonperforming assets, zero loans that were 90 days or greater past due, zero other real estate owned, and no new troubled debt restructurings (TDRs).

COVID-19 Update

The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, and created significant volatility and disruption in financial markets. The extent to which the COVID-19 pandemic impacts our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments, the duration of the pandemic, the effectiveness and adoption of available vaccines, and the actions taken by governmental authorities to slow the spread of the disease and mitigate its economic impact.  We continue to monitor and adhere to national guidelines and local safety ordinances to ensure the safety of our clients and employees.  At this time, it is not known how the more contagious Delta variant and the consequential rise in cases nationally may impact the economy, safety protocols or consumer behavior.

Management believes credit quality deterioration directly related to the pandemic could materialize in the future. Since March of 2020, the Company has reported a peak of 70 requests for payment deferrals or modifications on loans totaling $42.4 million. Approximately 91% of the requests have been for loans secured with real estate.  That number declined to one loan modification totaling $411,000 as of June 30, 2021.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 2Q'21 vs.
	2Q'21	1Q'21	2Q'20	1Q'21	2Q'20
Net interest income	$5,452	$5,566	$4,569	(2.0%)	19.3%
Provision (credit) for loan losses	(185)	-	1,227	N/A	(115.1)
Noninterest income	620	672	414	(7.7)	49.8
Noninterest expense	3,278	3,297	2,819	(0.6)	16.3
Income taxes	717	707	217	1.4	230.4
Net earnings	$2,262	$2,234	$720	1.3%	214.2%

On a linked quarter basis, net earnings stayed relatively flat, increasing 1.3% to $2.3 million.  The $114,000 decrease in net interest income and $52,000 decrease in noninterest income were offset by a credit for loan losses and slight decrease in noninterest expense.  Compared to the same period a year ago, the increase in net earnings was driven by higher PPP origination fees, higher commercial real estate and residential real estate loan originations, and a credit for loan losses. Lower funding costs on deposits (as illustrated in the margin analysis table on page 3) and higher noninterest income also contributed to higher net earnings in the second quarter of 2021 compared to the same period a year ago.

	For the Six Months Ended
	June 30, 2021	June 30, 2020	$ Change	% Change
Net interest income	$11,018	$8,712	$2,306	26.5%
Provision (credit) for loan losses	(185)	1,863	(2,048)	(109.9)
Noninterest income	1,292	781	511	65.4
Noninterest expense	6,575	5,757	818	14.2
Income taxes	1,424	437	987	225.9
Net earnings	$4,496	$1,436	$3,060	213.1%

Year-to-date net income through June 30, 2021 more than tripled compared to the same period in 2020 due mostly to interest income and origination fees from PPP loans (totaling $1.9 million, net of costs, year-to-date) and a credit for loan losses in 2021.  Also contributing to higher profitability in 2021 was a $511,000, or 65.4%, increase in noninterest income.

Interest income (Unaudited)

(dollars in thousands)

				Change 2Q'21 vs.
	2Q'21	1Q'21	2Q'20	1Q'21	2Q'20
Interest income:
Loans	$5,632	$5,805	$4,844	(3.0%)	16.3%
Securities	262	249	428	5.2	(38.8)
Other	65	49	62	32.7	4.8
Total interest income	$5,959	$6,103	$5,334	(2.4%)	11.7%

The $144,000 decrease in total interest income from the first quarter of 2021 is mostly attributed to a 15.6% linked-quarter decline in PPP interest income and origination fees, net of costs.  Compared to the second quarter of 2020, the increase in total interest income is mostly attributed to fee and interest income from a higher volume of commercial real estate and residential real estate loans and PPP loans. The decrease in interest income from securities since the second quarter of 2020 is a function of lower volume and rates.

	For the Six Months Ended
	June 30, 2021	June 30, 2020	$ Change	% Change
Interest income:
Loans	$11,437	$9,273	$2,164	23.3%
Securities	511	812	(301)	(37.1)
Other	114	294	(180)	(61.2)
Total interest income	$12,062	$10,379	$1,683	16.2%

Comparing the six-month periods, the increase in total interest income from loans in 2021 is primarily attributed to $1.9 million of interest income and fees (net of costs) generated from PPP loans compared to $392,000 for the first half of 2020. A higher volume of commercial real estate and residential real estate loan originations in the first half of 2021 also contributed to increased interest income from loans.  The decrease in interest income from securities is a function of lower volume and rates while the decrease in interest income from other interest-earning assets is a function of lower rates.

Interest expense (Unaudited)

(dollars in thousands)

				Change 2Q'21 vs.
	2Q'21	1Q'21	2Q'20	1Q'21	2Q'20
Total interest expense	$507	$537	$765	(5.6)%	(33.7)%

Despite higher balances of interest-bearing liabilities, total interest expense declined $30,000 from the first quarter of 2021 and $258,000 from the second quarter of 2020 due to lower funding costs. The average rate paid on deposits declined 7 basis points from the first quarter of 2021 and 35 basis points when compared to the second quarter of 2020.

	For the Six Months Ended
	June 30, 2021	June 30, 2020	$ Change	% Change
Total interest expense	$1,044	$1,667	$(623)	(37.4%)

Comparing six-month periods, a $69.8 million increase in the average balance of interest-bearing liabilities was offset by a 42 basis points decrease in the cost of interest-bearing liabilities (please refer to the margin analysis table on page 10 for more detail).

Margin Analysis (Unaudited)

(dollars in thousands)

	2Q'21			1Q'21			2Q'20
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$483,587	$5,505	4.55%	$484,455	$5,699	4.71%	$427,902	$4,745	4.44%
Loans held for sale	14,784	127	3.44	13,370	106	3.17	9,788	99	4.05
Debt securities available for sale	60,155	262	1.74	59,629	249	1.67	68,014	428	2.52
Other(2)	141,842	65	0.18	89,646	49	0.22	89,217	62	0.28
Total interest-earning assets	700,368	$5,959	3.40%	647,100	$6,103	3.77%	594,921	$5,334	3.59%
Noninterest-earning assets	31,313			27,743			21,749
Total assets	$731,681			$674,843			$616,670

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$413,859	$410	0.40%	$379,031	$401	0.42%	$311,237	$412	0.53%
Time deposits	51,372	90	0.70	54,456	136	1.00	67,287	325	1.93
Total interest-bearing deposits	465,231	500	0.43	433,487	537	0.50	378,524	737	0.78
Other borrowings	802	7	3.49	17	-	-	33,129	28	0.34
Total interest-bearing liabilities	466,033	$507	0.44%	433,504	$537	0.50%	411,653	$765	0.74%
Noninterest-bearing deposits	196,726			173,997			140,234
Noninterest-bearing liabilities	6,085			6,638			8,220
Stockholders' equity	62,837			60,704			56,563
Total liabilities and stockholders' equity	$731,681			$674,843			$616,670

Net earning assets	$234,335			$213,596			$183,268
Net interest income		$5,452			$5,566			$4,569
Interest rate spread (3)			2.96%			3.27%			2.85%
Net interest margin (4)			3.11%			3.44%			3.07%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

The Company's net interest margin decreased 33 basis points from the first quarter primarily due to lower PPP fee and interest income generated in the second quarter coupled with the sharp increase in the volume of lower-yielding liquid assets.  Compared to a year ago, the net interest margin increased slightly as interest income and fees on PPP loans and a decrease in funding costs helped offset a 29 basis points decrease in the average loan yield, when adjusted to exclude PPP loans and loans held for sale. (This is a non-GAAP measure.  Please refer to the reconciliation on page 11).

The following table summarizes year-to-date changes in selected yields and rates.  The impact of lower market interest rates on interest-earning assets was offset by lower funding costs, resulting in slight margin improvement.

	For the Six Months Ended		Increase
	June 30, 2021	June 30, 2020	(Decrease)

Yield on loans, excluding held for sale	4.63%	4.67%	(0.04)%
Yield on earning assets	3.58	3.85	(0.27)
Cost of interest-bearing deposits	0.46	0.90	(0.44)
Cost of total deposits	0.33	0.66	(0.33)
Cost of interest-bearing liabilities	0.46	0.88	(0.42)
Net interest margin	3.27	3.23	0.04

Provision for Loan Losses

The Company did not record any provision for loan losses during the first quarter of 2021 due to a $7.0 million reduction in total portfolio loan balances (excluding PPP loans) since year-end 2020.  During the second quarter, the Company reported a credit for loan losses of $185,000 due to no specific reserve requirements, loan recoveries, and a decrease in the amount of COVID-19 unallocated reserve. This differed greatly from the six months ended June 30, 2020 when the Company's provision for loan losses increased substantially over prior periods due to $1.0 million in net charge-offs and the creation of an unallocated reserve in anticipation, at that time, of possible COVID-19 related credit deterioration.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 2Q'21 vs.
	2Q'21	1Q'21	2Q'20	1Q'21	2Q'20
Service charges and fees on deposit accounts	$56	$53	$44	5.7%	27.3%
Debit card/ATM revenue, net	124	109	79	13.8	57.0
Mortgage banking revenue, net	332	301	219	10.3	51.6
Income from bank-owned life insurance	67	63	40	6.3	67.5
Gain on sale of debt securities available for sale	-	108	-	(100.0)	N/A
Other income	41	38	32	7.9	28.1
Total noninterest income	$620	$672	$414	(7.7)%	49.8%

On a linked quarter basis, the decrease in noninterest income is attributed to a $108,000 gain on sale of debt securities that was realized in the first quarter of 2021.  Compared to the second quarter of 2020, the increase in noninterest income was primarily driven by a $113,000 (51.6%) increase in mortgage banking revenue, $45,000 (57.0%) increase in debit card/ATM income, and $27,000 (67.5%) increase in income from bank-owned life insurance (BOLI).

	For the Six Months Ended
	June 30, 2021	June 30, 2020	$ Change	% Change
Service charges and fees on deposit accounts	$109	$108	$1	0.9%
Debit card / ATM revenue, net	233	160	73	45.6
Mortgage banking revenue, net	633	367	266	72.5
Income from bank-owned life insurance	130	80	50	62.5
Gain on sale of securities available for sale	108	-	108	N/A
Other income	79	66	13	19.7
Total noninterest income	$1,292	$781	$511	65.4%

Comparing the six-month periods, increases in debit card/ATM net revenue, mortgage banking net revenue and BOLI combined with the $108,000 gain on sale of securities led to the $511,000 (65.4%) increase in noninterest income.  The mortgage team has continued to see strong volume through the first half of 2021.  The percentage of refinances to purchases has decreased and a higher purchase volume environment has returned. The mortgage team almost doubled its units in the first six months of 2021 as compared to the same period in 2020 and increased dollar volume by 54.6%.  The Bank's investment in BOLI has nearly doubled since June 2020, resulting in higher income to offset additional compensation expense. Increases in debit card/ATM net revenue are attributed to growth in transaction deposit accounts and the number of debit cards issued.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 2Q'21 vs.
	2Q'21	1Q'21	2Q'20	1Q'21	2Q'20
Salaries and employee benefits	$1,805	$1,852	$1,546	(2.5)%	16.8%
Occupancy and equipment	378	386	381	(2.1)	(0.8)
Professional fees	120	130	83	(7.7)	44.6
Marketing	199	140	100	42.1	99.0
FDIC assessment	49	70	67	(30.0)	(26.9)
Software maintenance, amortization and other	251	250	201	0.4	24.9
Other	476	469	441	1.5	7.9
Total noninterest expense	$3,278	$3,297	$2,819	(0.6)%	16.3%

Total noninterest expense stayed relatively flat on a linked quarter basis. The $59,000 increase in marketing expense was anticipated as our local communities have resumed in-person gatherings and meetings. The $21,000 decrease in our FDIC assessment reflects a year-to-date reconciliation at a lower assessment rate.  Compared to the second quarter of 2020, higher noninterest expenses, for the most part, reflect a growing bank that has 6 additional full-time equivalents ("FTEs"), expanded software and cybersecurity requirements, and a normalized marketing budget to support in-person gatherings and business development meetings.

Balance Sheet

At June 30, 2021 the Company reported $756.6 million in total assets, $683.4 million in deposits, and $470.5 million in net portfolio loans. This compares to $647.3 million in total assets, $580.6 million in deposits, and $476.7 million in net portfolio loans at December 31, 2020.   Excluding the quarter-end balance of PPP loans ($66.8 million at 2020 year-end and $54.6 million at June 30, 2021), the Company's net loan portfolio has increased $6.0 million since December 31, 2020.  This was following a high level ($57.5 million) of non-PPP loan payoffs in the first half of the year. The composition of the Bank’s loan portfolio was as follows on the indicated dates:

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	June 30, 2021		December 31, 2020
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$136,514	28.6%	$133,473	27.6%
Residential real estate and home equity	169,977	35.5	158,120	32.7
Construction	44,256	9.3	44,466	9.2
Commercial	121,032	25.3	141,542	29.2
Consumer	6,359	1.3	6,312	1.3
Total loans	478,138	100.0%	483,913	100.0%

Net deferred loan fees	(1,751)		(1,160)
Allowance for loan losses	(5,899)		(6,092)
Loans, net	$470,488		$476,661

The $102.8 million increase in deposits since December 31, 2020 is attributed to growth of existing client relationships and the addition of new client relationships, and to a lesser extent due to PPP activity. The Company's round one and round two PPP-sourced deposits were estimated to be $15.6 million at June 30, 2021, compared to $35.2 million at March 31, 2021. Total stockholders’ equity was $63.8 million, or 8.4% of total assets, at June 30, 2021 compared to $60.3 million at December 31, 2020, or 9.3% of total assets. Book value per share increased from $19.32 at December 31, 2020 to $20.40 at June 30, 2021, with 3,126,474 common shares outstanding.

As of June 30, 2021, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 9.01%, a 13.87% Common Equity Tier 1 Capital Ratio, a 13.87% Tier 1 Risk-Based Capital Ratio, and a 15.11% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving line of credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank.  At June 30, 2021, the Company reported a $3,075,000 outstanding loan balance and year-to-date interest expense of $7,000 under this line of credit.

Asset Quality:

At June 30, 2021, the Bank had zero nonaccrual loans and zero nonperforming assets, compared to five nonaccrual loans totaling $1.3 million at December 31, 2020.  At June 30, 2021, the Company reported no loans greater than 90 days past due and accruing and no other real estate owned.  Management believes the allowance for loan losses which was $5.9 million, or 1.39% of gross loans (excluding PPP loans), at June 30, 2021 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of June 30, 2021, the Bank had 95 FTEs. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision (PTPP) net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20
Interest income:
Loans	$5,632	$5,805	$5,541	$5,101	$4,844
Securities	262	249	270	311	428
Other	65	49	39	43	62
Total interest income	5,959	6,103	5,850	5,455	5,334
Interest expense:
Deposits	500	537	628	710	737
Other borrowings	7	-	-	-	28
Total interest expense	507	537	628	710	765
Net interest income	5,452	5,566	5,222	4,745	4,569
Provision (credit) for loan losses	(185)	-	365	621	1,227
Net interest income after provision for loan losses	5,637	5,566	4,857	4,124	3,342

Noninterest income:
Service charges and fees on deposit accounts	56	53	57	48	44
Debit card/ATM revenue, net	124	109	102	91	79
Mortgage banking revenue, net	332	301	265	224	219
Income from bank-owned life insurance	67	63	64	40	40
Gain on sale of debt securities available for sale	-	108	-	-	-
Other income	41	38	44	167	32
Total noninterest income	620	672	532	570	414

Noninterest expense:
Salaries and employee benefits	1,805	1,852	2,125	1,498	1,546
Occupancy and equipment	378	386	378	377	381
Professional fees	120	130	101	89	83
Marketing	199	140	143	97	100
FDIC assessment	49	70	44	68	67
Software maintenance, amortization and other	251	250	226	205	201
Other	476	469	437	415	441
Total noninterest expense	3,278	3,297	3,454	2,749	2,819

Earnings before income taxes	2,979	2,941	1,935	1,945	937
Income taxes	717	707	394	464	217
Net earnings	$2,262	$2,234	$1,541	$1,481	$720

Basic earnings per common share	$0.72	$0.72	$0.50	$0.47	$0.23

Diluted earnings per common share	$0.72	$0.71	$0.50	0.47	0.23

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Interest income:
Loans	$5,632	$4,844	$11,437	$9,273
Securities	262	428	511	812
Other	65	62	114	294
Total interest income	5,959	5,334	12,062	10,379
Interest expense:
Deposits	500	737	1,037	1,636
Other borrowings	7	28	7	31
Total interest expense	507	765	1,044	1,667
Net interest income	5,452	4,569	11,018	8,712
Provision (credit) for loan losses	(185)	1,227	(185)	1,863
Net interest income after provision for loan losses	5,637	3,342	11,203	6,849
Noninterest income:
Service charges and fees on deposit accounts	56	44	109	108
Debit card/ATM revenue, net	124	79	233	160
Mortgage banking revenue, net	332	219	633	367
Income from bank-owned life insurance	67	40	130	80
Gain on sale of securities available for sale	-	-	108	-
Other income	41	32	79	66
Total noninterest income	620	414	1,292	781
Noninterest expense:
Salaries and employee benefits	1,805	1,546	3,657	3,164
Occupancy and equipment	378	381	764	719
Professional fees	120	83	250	174
Marketing	199	100	339	301
FDIC assessment	49	67	119	119
Software maintenance, amortization and other	251	201	501	394
Other	476	441	945	886
Total noninterest expense	3,278	2,819	6,575	5,757
Earnings before income taxes	2,979	937	5,920	1,873
Income taxes	717	217	1,424	437
Net earnings	$2,262	$720	$4,496	$1,436

Earnings per common share:
Basic	$0.72	$0.23	$1.44	$0.45
Diluted	0.72	0.23	1.44	0.45
Cash dividends per common share(1)	-	-	0.14	0.12

(1) Annual cash dividends were paid during the first quarters of 2020 and 2021.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash & cash equivalents	$181,599	$141,787	$68,985	$56,004	$62,307
Debt securities available for sale	63,306	58,915	61,879	61,060	66,898
Loans, held for sale	13,736	12,532	13,593	14,900	8,949
Loans, net	470,488	480,772	476,661	465,642	442,574
Federal Home Loan Bank stock	366	366	493	493	493
Premises & equipment, net	8,159	8,200	8,248	8,210	8,187
Right of use lease asset	3,363	3,415	3,466	3,517	3,568
Accrued interest receivable	1,751	1,797	1,960	1,879	1,723
Bank-owned life insurance	12,012	10,748	10,685	6,621	6,581
Other real estate owned	-	-	-	234	234
Other assets	1,839	2,371	1,324	2,103	658
Total Assets	$756,619	$720,903	$647,294	$620,663	$602,172

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$199,662	$193,061	$162,013	$150,494	$146,542
Savings, NOW and money-market deposits	433,954	406,413	362,147	340,931	323,523
Time deposits	49,744	51,955	56,432	63,822	66,449
Total Deposits	683,360	651,429	580,592	555,247	536,514
Other borrowings	3,075	750	-	-	-
Official checks	965	1,257	1,109	1,577	3,373
Operating lease liability	3,489	3,535	3,580	3,625	3,669
Other liabilities	1,943	2,803	1,758	1,563	1,584
Total Liabilities	692,832	659,774	587,039	562,012	545,140
Total Stockholders' Equity	63,787	61,129	60,255	58,651	57,032
Total Liabilities and Stockholders' Equity	$756,619	$720,903	$647,294	$620,663	$602,172

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20
Per Share Data:
Earnings per common share - Basic	$0.72	$0.72	$0.50	$0.47	$0.23
Earnings per common share - Diluted	$0.72	$0.71	$0.50	$0.47	$0.23
Book value per common share	$20.40	$19.56	$19.32	$18.81	$18.30
Common shares outstanding	3,126,474	3,124,794	3,119,471	3,117,842	3,116,499
Weighted-average basic common shares outstanding	3,126,197	3,123,565	3,119,058	3,117,623	3,116,307
Weighted-average diluted common shares outstanding	3,139,179	3,125,249	3,119,058	3,117,680	3,116,370

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.24%	1.32%	0.97%	0.96%	0.47%
Return on average equity(1)	14.40	14.72	10.44	10.27	5.09
Average yield on earning assets	3.40	3.77	3.84	3.66	3.59
Net interest margin(2)	3.11	3.44	3.43	3.18	3.07
Efficiency ratio(3)	53.99	52.85	60.03	51.72	56.57
Noninterest expense/average assets(1)	1.79	1.95	2.18	1.78	1.83

Asset Quality Data:
Nonaccrual loans	$-	$797	$1,251	$1,315	$1,756
Loans 90 days past due + other real estate owned	-	-	-	234	234
Total nonperforming assets	-	797	1,251	1,549	1,990
Nonperforming assets / total assets	-	0.11%	0.19%	0.25%	0.33%
Loans 30-89 days past due	$1,022	$1,795	$731	$-	$5
Total loans, net of held-for-sale loans	478,138	488,795	483,913	473,089	449,667
Loans 30-89 days past due / total loans	0.21%	0.37%	0.15%	-	-
Net charge-offs / average loans (1)	0.01%	-	0.09%	0.03%	0.64%

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	8.61%	9.00%	9.26%	9.24%	9.53%
Tier 1 Leverage Capital Ratio (Bank)	9.01	9.07	9.09	9.06	8.99
Common Equity Tier 1 Capital Ratio (Bank)	13.87	13.72	13.29	13.79	13.80
Tier 1 Risk-Based Capital Ratio (Bank)	13.87	13.72	13.29	13.79	13.80
Total Risk-Based Capital Ratio (Bank)	15.11	14.98	14.54	15.04	15.05

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

Prime Meridian Holding Company and Subsidiary

Margin Analysis (Unaudited)

dollars in thousands

	For the Six Months Ended June 30,
	2021			2020
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$483,586	$11,204	4.63%	$390,400	$9,108	4.67%
Loans held for sale	14,081	233	3.31	7,919	165	4.17
Debt securities available for sale	59,893	511	1.71	65,798	812	2.47
Other(2)	115,888	114	0.20	75,687	294	0.78
Total interest-earning assets	673,448	$12,062	3.58%	539,804	$10,379	3.85%
Noninterest-earning assets	29,971			23,647
Total assets	$703,419			$563,451

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$396,541	$811	0.41%	$294,245	$956	0.65%
Time deposits	52,906	226	0.85	68,597	680	1.98
Total interest-bearing deposits	449,447	1,037	0.46	362,842	1,636	0.90
Other borrowings	411	7	3.41	17,201	31	0.36
Total interest-bearing liabilities	449,858	$1,044	0.46%	380,043	$1,667	0.88%
Noninterest-bearing deposits	185,424			120,046
Noninterest-bearing liabilities	6,361			6,954
Stockholders' equity	61,776			56,408
Total liabilities and stockholders' equity	$703,419			$563,451

Net earning assets	$223,590			$159,761
Net interest income		$11,018			$8,712
Interest rate spread (3)			3.12%			2.97%
Net interest margin(4)			3.27%			3.23%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20
Net Income
Net earnings (GAAP)	$2,262	$2,234	$1,541	$1,481	$720
Plus: Provision (credit) for loan losses	(185)	-	365	621	1,227
Plus: income taxes	717	707	394	464	217
PTPP net earnings (non-GAAP)	$2,794	$2,941	$2,300	$2,566	$2,164

Earnings per Share (EPS)
Weighted average common shares, diluted	3,139,179	3,125,249	3,119,058	3,117,680	3,116,370
EPS, diluted (GAAP)	$0.72	$0.71	$0.50	$0.47	$0.23
PTPP EPS, diluted (non-GAAP)	$0.89	$0.94	$0.74	$0.82	$0.69

Return on Average Assets (ROAA)
Average assets	$731,681	$674,843	$635,127	$618,854	$616,670
ROAA (GAAP)	1.24%	1.32%	0.97%	0.96%	0.47%
PTPP ROAA (non-GAAP)	1.53%	1.74%	1.45%	1.66%	1.40%

Return on Average Equity
Average equity	$62,837	$60,704	$59,028	$57,679	$56,563
ROAE (GAAP)	14.40%	14.72%	10.44%	10.27%	5.09%
PTPP ROAE (non-GAAP)	17.79%	19.38%	15.59%	17.80%	15.30%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$470,488	$480,772	$476,661	$465,642	$442,574
Less PPP loans	(54,563)	(78,625)	(66,774)	(82,412)	(81,451)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$415,925	$402,147	$409,887	$383,230	$361,123

Average loans, excluding loans held for sale	$483,587	$484,455	$477,570	$459,984	$427,902
Less average PPP loans	(69,318)	(70,880)	(77,367)	(82,132)	(62,086)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$414,269	$413,575	$400,203	$377,852	$365,816

Interest on loans, excluding loans held for sale	5,505	5,699	5,445	5,000	4,745
Less interest income and earned fee income on PPP loans	(874)	(1,035)	(803)	(530)	(392)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$4,631	$4,664	$4,642	$4,470	$4,353

Average loan yield, excluding loans held for sale (GAAP)	4.55%	4.71%	4.56%	4.35%	4.44%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.47%	4.51%	4.64%	4.73%	4.76%

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation YTD Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)
	For the Six Months Ended
	June 30, 2021	June 30, 2020
Net Income
Net earnings (GAAP)	$4,496	$1,436
Plus: Provision (credit) for loan losses	(185)	1,863
Plus: income taxes	1,424	437
PTPP net earnings (non-GAAP)	$5,735	$3,736

Earnings per Share (EPS)
Weighted average common shares, diluted	3,128,185	3,150,240
EPS, diluted (GAAP)	$1.44	$0.45
PTPP EPS, diluted (non-GAAP)	$1.83	$1.19

Return on Average Assets (ROAA)
Average assets	$703,419	$563,451
ROAA (GAAP)	1.28%	0.51%
PTPP ROAA (non-GAAP)	1.63%	1.33%

Return on Average Equity (ROAE)
Average equity (GAAP)	$61,776	$56,408
ROAE (GAAP)	14.56%	5.09%
PTPP ROAE (non-GAAP)	18.57%	13.25%

CONTACT: Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com